Exhibit 4.1

MAGALLANES, INC.,

AS ISSUER,

AT&T INC.,

AS PARENT GUARANTOR

(prior to completion of the Merger),

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

INDENTURE

DATED AS OF MARCH 15, 2022

3.428% SENIOR NOTES DUE 2024

3.528% SENIOR NOTES DUE 2024

3.638% SENIOR NOTES DUE 2025

3.788% SENIOR NOTES DUE 2025

3.755% SENIOR NOTES DUE 2027

4.054% SENIOR NOTES DUE 2029

4.279% SENIOR NOTES DUE 2032

5.050% SENIOR NOTES DUE 2042

5.141% SENIOR NOTES DUE 2052

5.391% SENIOR NOTES DUE 2062

FLOATING RATE SENIOR NOTES DUE 2024

CROSS-REFERENCE TABLE(1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED	SECTION OF INDENTURE
310(a)	7.09
310(b)	7.08 7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01 5.04
312(b)	5.04(c)
312(c)	5.04(c)
313(a)	5.03
313(b)	5.03
313(c)	5.03
313(d)	5.03
314(a)	5.02(b)
314(b)	Inapplicable
314(c)	9.04 10.01(c) 12.06(b) 13.05
314(d)	Inapplicable
314(e)	13.05
314(f)	Inapplicable
315(a)	7.01
315(b)	6.11
315(c)	7.01
315(d)	7.01 7.02
315(e)	6.12 7.10(b)
316(a)	6.09 6.10 8.04
316(b)	6.06 6.10
316(c)	8.02
317(a)	6.04
317(b)	3.04
318(a)	11.07

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

i

EXHIBITS

Exhibit A	Form of Initial Note
Exhibit B	Form of Exchange Note
Exhibit C	Form of Regulation S Certificate
Exhibit D	Form of Supplemental Indenture for Guarantor

INDENTURE, dated as of March 15, 2022, between Magallanes, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“AT&T”), as Parent Guarantor (prior to completion of the Merger), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the creation and issuance of (i) $1,750,000,000 principal amount of its 3.428% Senior Notes due 2024 (the “2024 Notes”), (ii) $500,000,000 principal amount of its 3.528% Senior Notes due 2024 (the “2024 NC1 Notes”), (iii) $1,750,000,000 principal amount of its 3.638% Senior Notes due 2025 (the “2025 Notes”), (iv) $500,000,000 principal amount of its 3.788% Senior Notes due 2025 (the “2025 NC1 Notes”), (v) $4,000,000,000 principal amount of its 3.755% Senior Notes due 2027 (the “2027 Notes”), (vi) $1,500,000,000 principal amount of its 4.054% Senior Notes due 2029 (the “2029 Notes”), (vii) $5,000,000,000 principal amount of its 4.279% Senior Notes due 2032 (the “2032 Notes”), (viii) $4,500,000,000 principal amount of its 5.050% Senior Notes due 2042 (the “2042 Notes”), (ix) $7,000,000,000 principal amount of its 5.141% Senior Notes due 2052 (the “2052 Notes”) and (x) $3,000,000,000 principal amount of its 5.391% Senior Notes due 2062 (the “2062 Notes” and, together with the 2024 Notes, the 2024 NC1 Notes, the 2025 Notes, the 2025 NC1 Notes, the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2042 Notes and the 2052 Notes, the “Fixed Rate Notes”) and $500,000,000 principal amount of its floating rate senior notes due 2024 (the “Floating Rate Notes”; the Floating Rate Notes, together with the Fixed Rate Notes, are referred to herein as the “Initial Notes” and the Initial Notes, together with any Exchange Notes (as defined herein) issued therefor as provided herein and any Additional Notes (as defined herein) issued in accordance with this Indenture, are referred to herein as the “Notes”).

WHEREAS, to provide for the issuance of the Notes, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, each of the Company and the Parent Guarantor has duly authorized that this Indenture provide, among other things, for the authentication, delivery and administration of the Notes issued on and after the date hereof; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders thereof, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions of Terms. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“A/N Voting Agreement” means the Voting Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T, the Company, ANP and ANPP.

“Acceleration Event” has the meaning provided in Section 6.01(g).

“Additional Notes” has the meaning provided in Section 2.01.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent Yield to Maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

“Agent Members” has the meaning given to such term in Section 2.10.

“Ancillary Agreements” means the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Transition Services Agreement and the other agreements mutually agreed to by the parties pursuant to or in connection with the transactions contemplated by the Transaction Documents.

“ANP” means Advance/Newhouse Partnership, a New York partnership.

“ANPP” means Advance/Newhouse Programming Partnership, a New York partnership.

“AT&T” has the meaning provided in the preamble.

“Attributable Debt” has the meaning provided in Section 4.07(a).

“Authentication Order” has the meaning provided in Section 2.07(a).

“Authorized Newspaper” means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.

“Below Investment Grade Rating Event” with respect to the Notes of a series means that such Notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Parent Guarantor or the Company of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Parent Guarantor or the Company of the occurrence of a Change of Control (which period will be extended so long as the rating of such series of Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Benchmark” means, initially, Compounded SOFR; provided that if the Company (or the Company’s designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Company or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that the Company (or its designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its designee) determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component)

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Board of Directors” means, as to any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, such entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means, as to any Person, a copy of one or more resolutions, certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, the City and State of New York, or other place of payment, are authorized or obligated by law, executive order or regulation to close.

“Change of Control” means the occurrence after the consummation of the Merger of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent Guarantor or the Company, measured by voting power rather than number of shares;

(3) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Parent Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; or

(4) the adoption of a plan relating to the liquidation, dissolution or winding-up of the Parent Guarantor.

For the avoidance of doubt, the Merger and the related transactions contemplated by the Transaction Documents shall not constitute a “Change of Control”.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” shall mean Clearstream Banking, société anonyme, Luxembourg.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor replaces it and, thereafter, “Company” shall mean the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Notes.

“Company Order” means a written statement, request or order of the Company signed in its name by the president or any vice president of the Company.

“Company Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Fixed Rate Notes of a series to be redeemed (assuming that such Fixed Rate Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” equals, for periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on March 11. 2022;

“SOFR IndexEnd” equals the SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or in the final Interest Period, relating to the applicable Stated Maturity Date); and

“dc” is the number of calendar days in the relevant Observation Period.

“Consent Agreement” means the Consent Agreement, dated as of May 17, 2021, by and among Discovery, Inc., ANPP and ANP (as it may be amended from time to time).

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, One Federal Street, Boston, MA 02110, Attention: K. Beard (Magallanes, Inc.), or such other address as the Trustee may designate from time to time by notice to the Holders, or the office of any successor Trustee designated from time to time by written notice to the Holders and the Company.

“DCL” means Discovery Communications, LLC, a Delaware limited liability company.

“Debt” of any Person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such Person. For the purpose of computing the amount of the Debt of any Person there shall be excluded all Debt of such Person for the payment or redemption or satisfaction of which money or securities (or evidences of such Debt, if permitted under the terms of the instrument creating such Debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the Redemption Date of such Debt; and, in any instance where Debt is so excluded, for the purpose of computing the assets of such Person there shall be excluded the money, securities or evidences of Debt deposited by such Person in trust for the purpose of paying or satisfying such Debt.

“Defaulted Interest” shall have the meaning set forth in Section 2.05(c).

“Defeased Notes” shall have the meaning set forth in Section 12.03.

“Depositary” means, with respect to the Notes of any series issuable or issued in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.07 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series shall mean the Depositary with respect to the Global Notes of that series.

“Distribution” means the distribution by AT&T, pursuant to the Separation Agreement, of 100% of the shares of the common stock of the Company to AT&T stockholders in a pro rata distribution.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Domestic Subsidiary” means any Parent Subsidiary that is organized under the laws of any political subdivision of the United States that is not a Foreign Subsidiary.

“Eligible Investments” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than 18 months from the date of acquisition;

(2) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of May 17, 2021, by and among AT&T, Discovery, Inc., and the Company.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“Event of Default” means any event or condition specified as such in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means new Notes of a series containing terms substantially identical to the Initial Notes of such series (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, (ii) such Exchange Notes may omit terms with respect to the Special Mandatory Redemption, and (iii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for the Initial Notes of such series pursuant to the Exchange Offer.

“Exchange Offer” means an Exchange Offer as defined in the Registration Rights Agreement.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Fixed Rate Interest Payment Date” has the meaning provided in Section 2.03(b).

“Fixed Rate Notes” has the meaning provided in the recitals.

“Floating Rate Interest Payment Date” has the meaning provided in Section 2.04(b).

“Floating Rate Notes” has the meaning provided in the recitals.

“Foreign Subsidiary” means any Parent Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or that is a Foreign Subsidiary Holdco. For the avoidance of doubt, any Parent Subsidiary that is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Foreign Subsidiary Holdco” means any Parent Subsidiary designated as a Foreign Subsidiary Holdco by the Company, so long as such Parent Subsidiary has no material assets other than securities, indebtedness or receivables of one or more Foreign Subsidiaries (or Parent Subsidiaries thereof), intellectual property relating solely to such Foreign Subsidiaries (or Parent Subsidiaries thereof) and/or other assets (including cash and cash equivalents) relating to an ownership interest in any such securities, indebtedness, intellectual property or Parent Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Note” means a Note evidencing all or a part of a series of Notes, issued to the Depositary for such series in accordance with Section 2.05, and bearing the legend prescribed in Section 2.05.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” has the meaning set forth in Section 11.01.

“Holder”, “Noteholder”, “holder of the Note” or other similar terms mean the Person in whose name such Note is registered in the Note Register kept by the Company for that purpose in accordance with the terms hereof.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both.

“Initial Notes” has the meaning provided in the recitals.

“Initial Purchaser Representatives” means Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

“Interest Payment Date” has the meaning provided in Section 2.04(b).

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date.

“Interest Period” with respect to the Floating Rate Notes, means (i) the period commencing on any Floating Rate Interest Payment Date for the Floating Rate Notes (or with respect to the initial Interest Period only, commencing on March 15, 2022) to but excluding the next succeeding Floating Rate Interest Payment Date for the Floating Rate Notes, (ii) in the case of the last such period, from and including the Floating Rate Interest Payment date for the Floating Rate Notes immediately preceding the Stated Maturity Date for the Floating Rate Notes to, but excluding, such Stated Maturity Date or (iii) in the event of any repurchase or redemption of any such Floating Rate Notes, from and including the Floating Rate Interest Payment Date immediately preceding the applicable Redemption Date or date of repurchase to, but excluding, such Redemption Date or date of repurchase.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or other), chart, or preference priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease substantially having the same economic effect as any of the foregoing).

“Malone Voting Agreement” means the Voting Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T, the Company, John C. Malone, the John C. Malone 1995 Revocable Trust, the Malone Discovery 2021 Charitable Remainder Unitrust and the Malone CHUB 2017 Charitable Remainder Unitrust (as it may be amended from time to time).

“Material Debt” means any Debt of the Company, the Parent Guarantor or any Subsidiary Guarantor in an aggregate principal amount equal to or greater than $400 million.

“Merger” means the merger of Drake Subsidiary, Inc., a Delaware corporation, with and into the Company pursuant to the Merger Agreement, with the Company surviving such merger as a subsidiary of WBD.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 17, 2021, by and among Discovery, Inc., Drake Subsidiary, Inc., AT&T and the Company (as it may be amended from time to time).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“No Call Date” has the meaning provided in Section 3.01(a).

“Non U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Register” has the meaning set forth in Section 2.10(a).

“Notes” has the meaning provided in the recitals.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the applicable Stated Maturity Date).

“Officer’s Certificate” means, with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor, a certificate signed by the chair of the Board of Directors, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company, the Parent Guarantor or such Subsidiary Guarantor, as the case may be, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 13.05, if and to the extent required hereby.

“Opinion of Counsel” means an opinion in writing signed by the general corporate counsel or such other legal counsel who may be an employee of or counsel to the Company, the Parent Guarantor or any Subsidiary Guarantor and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and shall include the statements provided for in Section 13.05, if and to the extent required hereby.

“Original Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or redemption of which moneys or Governmental Obligations (or a combination thereof) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own paying agent); provided, that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.13 (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company); and

(d) Notes not deemed outstanding pursuant to Section 12.04.

“Par Call Date” means (i) March 15, 2023, with respect to the 2024 NC1 Notes, (ii) March 15, 2023, with respect to the 2025 NC1 Notes, (iii) February 15, 2027, with respect to the 2027 Notes, (iv) January 15, 2029, with respect to the 2029 Notes, (v) December 15, 2031, with respect to the 2032 Notes, (vi) September 15, 2041, with respect to the 2042 Notes, (vii) September 15, 2051, with respect to the 2052 Notes, and (viii) September 15, 2061, with respect to the 2062 Notes.

“Parent Guarantor” means, prior to the completion of the Merger, AT&T; provided that AT&T shall cease to constitute a Parent Guarantor when its Guarantee is released in accordance with the terms of this Indenture and, upon execution and delivery of a supplemental indenture pursuant to and in accordance with Section 11.05, effective upon the date of the Merger, Warner Bros. Discovery, Inc. (“WBD”), a Delaware corporation.

“Parent Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Parent Guarantor or by one or more subsidiaries of the Parent Guarantor.

“Payment Default” has the meaning provided in Section 6.01(g).

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Permitted Sale and Leaseback Transactions” has the meaning provided in Section 4.07(b).

“Permitted Securitization Financing” means any financing arrangement or factoring of Securitization Assets by WBD or any subsidiary and any securitization facility of any Securitization Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to WBD or any subsidiary (other than any Securitization Subsidiary) in connection therewith.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include “and premium, if any”.

“Private Placement Legend” means the legend set forth in Section 2.10(d).

“QIB” means a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (i) each of S&P, Moody’s and Fitch; and (ii) if any of S&P, Moody’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution and reasonably acceptable to the Trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“Redemption Date,” when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and Barclays Capital Inc., their respective affiliates and their respective successors with respect to the Fixed Rate Notes; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” shall have the meaning set forth in Section 2.10.

“Registration Default” shall have the meaning given to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of March 15, 2022, among the Company and the Initial Purchaser Representatives, relating to the Initial Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Regular Record Date” means (i) with respect to the 2024 Notes, each March 1 and September 1, (ii) with respect to the 2024 NC1 Notes, each March 1 and September 1, (iii) with respect to the 2025 Notes, each March 1 and September 1, (iv) with respect to the 2025 NC1 Notes, each March 1 and September 1, (v) with respect to the 2027 Notes, each March 1 and September 1, (vi) with respect to the 2029 Notes, each March 1 and September 1, (vii) with respect to the 2032 Notes, each March 1 and September 1, (viii) with respect to the 2042 Notes, each March 1 and September 1, (ix) with respect to the 2052 Notes, each March 1 and September 1, (x) with respect to the 2062 Notes, each March 1 and September 1 and (xi) with respect to the Floating Rate Notes, each March 1, June 1, September 1 and December 1.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit C.

“Regulation S Global Notes” means Global Notes substantially in the form set forth in Exhibit A which bear the Private Placement Legend applicable to Notes resold pursuant to Regulation S.

“Regulation S-X” means Regulation S-X as promulgated under the Securities Act.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resale Restriction Termination Date” has the meaning provided in Section 2.10(d).

“Responsible Officer,” when used with respect to the Trustee, means any officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

“Revolving Credit Facility” means the multicurrency revolving credit agreement, dated as of June 9, 2021, among DCL, the borrowers and guarantors parties thereto from time to time, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended on July 30, 2021 and as further amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” has the meaning provided in Section 4.07(a).

“Scripps” means Scripps Networks Interactive, Inc., an Ohio corporation.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Securitization Assets” means accounts receivable, loans, mortgages, royalties, other rights to payment, supporting obligations therefor, proceeds therefrom and other related assets customarily disposed of or pledged in connection with non-recourse receivables financings or factorings or securitization facilities (as determined in good faith by WBD or any subsidiary).

“Securitization Subsidiary” means any subsidiary formed for purposes of consummating any Permitted Securitization Financing and which holds no material assets other than Securitization Assets and which is engaged in no material activities other than those related to such Permitted Securitization Financing.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Separation Agreement” means the Separation and Distribution Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T and the Company (as it may be amended from time to time).

“Significant Shareholder” means each of (i) the Parent Guarantor or any Parent Subsidiary and (ii) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Parent Guarantor or one of its Parent Subsidiaries or any combination thereof.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” in Section 2.04(f); or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions in Section 2.04(g).

“Special Mandatory Redemption” has the meaning provided in Section 3.02.

“Special Mandatory Redemption Date” means the earlier to occur of (1) the tenth Business Day following July 15, 2023, if the Merger has not been consummated on or prior to July 15, 2023, or (2) the tenth Business Day following the termination of the Merger Agreement for any reason without the Merger having been consummated.

“Special Mandatory Redemption Price” has the meaning provided in Section 3.02.

“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by WBD or any subsidiary that WBD or such subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

“Stated Maturity Date” has the meaning given to such term in Section 2.02.

“Subsidiary Guarantee” means any guarantee of the Notes that may from time to time be entered into by a Parent Subsidiary after the completion of the Merger pursuant to Section 11.05.

“Subsidiary Guarantor” means any Parent Subsidiary that provides a Subsidiary Guarantee, in each case, unless and until such Parent Subsidiary is released from such Subsidiary Guarantee in accordance with the terms of this Indenture.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of May 17, 2021, by and among Discovery, Inc., AT&T and the Company (as it may be amended from time to time).

“Term Loan Facility” means the term loan facility created pursuant to the Credit Agreement, dated as of June 4, 2021, among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, replaced, waived or otherwise modified from time to time.

“Transaction Documents” means the Merger Agreement, the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the A/N Voting Agreement, the Malone Voting Agreement, the Consent Agreement and the other Ancillary Agreements.

“Trust Indenture Act” (except as otherwise provided in Sections 9.01 and 9.02) means the Trust Indenture Act as in force at the date as of which this Indenture was originally executed.

“Trustee” means U.S. Bank Trust Company, National Association and, subject to the provisions of Article VII, shall also include its successors and assigns and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Person” means any U.S. Person as defined in Regulation S.

“vice president”, when used with respect to the Company, the Parent Guarantor, any Subsidiary Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Voting Stock” of any specified Person as of any date means any and all shares or equity interests (however designated) of such Person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such Person, as applicable.

“Spinco Business” shall have the meaning given to such term in the Separation Agreement.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. The Notes are hereby authorized and are designated (i) the “3.428% Senior Notes due 2024,” (ii) the “3.528% Senior Notes due 2024,” (iii) the “3.638% Senior Notes due 2025,” (iv) the “3.788% Senior Notes due 2025,” (v) the “3.755% Senior Notes due 2027,” (vi) the “4.054% Senior Notes due 2029,” (vii) the “4.279% Senior Notes due 2032,” (viii) the “5.050% Senior Notes due 2042,” (ix) the “5.141% Senior Notes due 2052,” (x) the “5.391% Senior Notes due 2062,”and (xi) the “Floating Rate Senior Notes due 2024,” respectively. Each series of Notes is unlimited in aggregate principal amount. (i) The 2024 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,750,000,000; (ii) the 2024 NC1 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $500,000,000; (iii) the 2025 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,750,000,000; (iv) the 2025 NC1 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $500,000,000; (v) the 2027 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $4,000,000,000; (vi) the 2029 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $1,500,000,000; (vii) the 2032 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $5,000,000,000; (viii) the 2042 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $4,500,000,000; (ix) the 2052 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $7,000,000,000, (x) the 2062 Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $3,000,000,000,and (xi) the Floating Rate Notes issued on the date hereof pursuant to the terms of this Indenture shall be in an initial aggregate principal amount of $500,000,000, each of which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.07 of this Indenture. In addition, the Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, create and issue additional Notes of any series ranking equally and ratably with the Notes of any series issued on the date hereof in all respects, so that such additional Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof (other than the date of issuance and, under certain circumstances, the first Interest Payment Date and the date from which interest thereon will begin to accrue), provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number (any such additional Notes of any series are herein referred to as “Additional Notes”).

Section 2.02 Maturity. (i) The principal amount of the 2024 Notes shall be payable on March 15, 2024; (ii) the principal amount of the 2024 NC1 Notes shall be payable on March 15, 2024; (iii) the principal amount of the 2025 Notes shall be payable on March 15, 2025; (iv) the principal amount of the 2025 NC1 Notes shall be payable on March 15, 2025; (v) the principal amount of the 2027 Notes shall be payable on March 15, 2027; (vi) the principal amount of the

2029 Notes shall be payable on March 15, 2029; (vii) the principal amount of the 2032 Notes shall be payable on March 15, 2032; (viii) the principal amount of the 2042 Notes shall be payable on March 15, 2042; (ix) the principal amount of the 2052 Notes shall be payable on March 15, 2052; (x) the principal amount of the 2062 Notes shall be payable on March 15, 2062; (xi) the principal amount of the Floating Rate Notes shall be payable on March 15, 2024 (each a “Stated Maturity Date”).

Section 2.03 Interest on Fixed Rate Notes.

(a) (i) Interest on the 2024 Notes shall accrue at the rate of 3.428% per annum; (ii) interest on the 2024 NC1 Notes shall accrue at the rate of 3.528% per annum; (iii) interest on the 2025 Notes shall accrue at the rate of 3.638% per annum; (iv) interest on the 2025 NC1 Notes shall accrue at the rate of 3.788% per annum; (v) interest on the 2027 Notes shall accrue at the rate of 3.755% per annum; (vi) interest on the 2029 Notes shall accrue at the rate of 4.054% per annum; (vii) interest on the 2032 Notes shall accrue at the rate of 4.279% per annum; (viii) interest on the 2042 Notes shall accrue at the rate of 5.050% per annum; (ix) interest on the 2052 Notes shall accrue at the rate of 5.141% per annum; and (x) interest on the 2062 Notes shall accrue at the rate of 5.391% per annum. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each series of the Fixed Rate Notes will bear interest from March 15, 2022 or from the immediately preceding Fixed Rate Interest Payment Date to which interest has been paid.

(b) (i) Interest on the 2024 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (ii) interest on the 2024 NC1 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (iii) interest on the 2025 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (iv) interest on the 2025 NC1 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (v) interest on the 2027 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (vi) interest on the 2029 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (vii) interest on the 2032 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (viii) interest on the 2042 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; (ix) interest on the 2052 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022; and (x) interest on the 2062 Notes shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2022. On each such date (each a “Fixed Rate Interest Payment Date”), the Company will pay interest to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding such Fixed Rate Interest Payment Date; provided that interest payable at any Stated Maturity Date or on a Redemption Date that is not a Fixed Rate Interest Payment Date will be payable to the Holder to whom the principal is payable. Interest payable on a Redemption Date that is a Fixed Rate Interest Payment Date will be payable to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date. If any Fixed Rate Interest Payment Date is not a Business Day, then the related payment of interest for such Fixed Rate Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Fixed Rate Interest Payment Date and no further interest shall accrue as a result of such delay.

Section 2.04 Interest on Floating Rate Notes.

(a) Interest on the Floating Rate Notes will accrue at a rate equivalent to Compounded SOFR plus 1.78% per annum. The Floating Rate Notes will bear interest from March 15, 2022 or from the immediately preceding Floating Rate Interest Payment Date to which interest has been paid. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

(b) Interest on the Floating Rate Notes shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2022, and on the Stated Maturity Date. On each such date (each a “Floating Rate Interest Payment Date”; any Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date being are referred to as an “Interest Payment Date”), the Company will pay interest to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding such Floating Rate Interest Payment Date; provided that interest payable at any Stated Maturity Date or Redemption Date that is not a Floating Rate Interest Payment Date will be payable to the Holder to whom the principal is payable. Interest payable on a Redemption Date that is a Floating Rate Interest Payment Date will be payable to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date. If any Floating Rate Interest Payment Date is not a Business Day, then the related payment of interest for such Floating Rate Interest Payment Date shall be paid on the next succeeding Business Day, unless such next succeeding Business Day is in the next succeeding calendar month, in which case (other than the Stated Maturity Date) the Company will make the interest payment on the immediately preceding Business Day, in each case with the same force and effect as if made on such Floating Rate Interest Payment Date and no further interest shall accrue as a result of such delay.

(c) On each Interest Payment Determination Date relating to the Floating Rate Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Notes for each Interest Period by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Floating Rate Notes be less than zero.

The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the Calculation Agent. U.S. Bank Trust Company, National Association will initially serve as the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the holders of the Floating Rate Notes. So long as Compounded SOFR is required to be determined with respect to the Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish Compounded SOFR for any Interest Period, or the Company proposes to remove such Calculation Agent, the Company shall appoint another Calculation Agent.

None of the Trustee, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index, or other applicable Benchmark Replacement, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

(d) Notwithstanding anything to the contrary in this Indenture relating to the Floating Rate Notes, if the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the Benchmark Replacement provisions set forth in Section 2.04(g) will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

(e) For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

(f) SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website currently available at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

(g) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Decisions and Determinations. Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: will be conclusive and binding absent manifest error; if made by the Company, will be made in its sole discretion; if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and notwithstanding anything to the contrary in this Indenture, shall become effective without consent from the Holders of the Floating Rate Notes or any other party. Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or the Company’s designee (which may be an affiliate of the Company but in no event shall be the initial Calculation Agent, the Trustee or the initial Paying Agent) on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election.

Section 2.05 Form and Payment.

(a) The Notes of each series shall be issued as Global Notes, only in fully registered book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Initial Notes shall be substantially in the form of Exhibit A and the Exchange Notes shall be substantially in the form of Exhibit B (and any Additional Notes shall be substantially in the form of Exhibit A or Exhibit B, as applicable), in each case unless otherwise set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officer’s Certificate of the Company, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements (in addition to any required in accordance with this Section 2.05) placed thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officer executing such Notes, as evidenced by their execution of such Notes.

(b) Payments of principal, premium, if any, and interest on the Global Notes representing the Notes of each series shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and shall be made to the Paying Agent, which in turn shall make payment to the Depositary with respect to the Notes of such series or its nominee. If a Stated Maturity Date or a Redemption Date for the Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

(c) Any interest on a Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such holder of Notes; and such Defaulted Interest shall be paid to the Holders in whose names Notes of such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such Defaulted Interest) established by notice given by mail by or on behalf of the Company to the Holders of such Notes not less than 15 days preceding such subsequent record date.

(d) The Global Notes representing the Notes of each series shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of the Depositary for such Global Note or the nominee of such Depositary. The Company initially appoints the Depository Trust Company, New York, New York as the Depositary. The Company initially appoints U.S. Bank Trust Company, National Association as custodian for the Depositary.

(e) The Company initially appoints U.S. Bank Trust Company, National Association as Paying Agent for each series of Notes. The Company may appoint and change the Paying Agent without prior notice to Holders.

Section 2.06 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

Section 2.07 Authentication and Delivery of Notes. The Company may deliver Notes of any series executed by or on behalf of the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Notes to or upon the order of the Company (contained in the Authentication Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as specified by the Authentication Order. In authenticating the Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(a) Company Order requesting such authentication and setting forth delivery instructions if the Notes are not to be delivered to the Company (an “Authentication Order”); and

(b) an Officer’s Certificate of the Company and an Opinion of Counsel each stating in addition to the requirements of Section 13.05 that the form or forms and terms of the Notes have been established in conformity with this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith determines that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Notes, this Indenture or otherwise.

Each Note shall be dated the date of its authentication.

The Company shall execute and the Trustee shall, in accordance with this Section with respect to the Notes of a series, authenticate and deliver one or more Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.08 Execution of Securities. The Initial Notes shall be signed on behalf of the Company by the chief executive officer, the principal financial officer, the president, any vice president, the treasurer or any assistant treasurer of AT&T. The Exchange Notes shall be signed on behalf of the Company by its chief executive officer, its principal financial officer, its president, any vice president, its treasurer or any assistant treasurer. Such signatures may be executed by electronic means or in the form of manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.09 Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.10 Transfers and Exchanges.

(a) General. The Company will keep, or cause to be kept, at an office or agency designated for such the purpose (the “Registrar”) for each series of Notes a register or registers (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Notes of such series and the registration of transfer of Notes of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee. The office of the Registrar initially will be the Corporate Trust Office of the Trustee.

Upon due presentation for registration of transfer of any Note of any series at the offices of the Registrar, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of the same series, maturity date, interest rate and Original Issue Date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Notes of any series (except a Global Note) may be exchanged for a Note or Notes of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Notes to be exchanged at the offices of the Registrar, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and, upon request, the Trustee will deliver a certificate of disposition thereof to the Company.

All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or their attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Notes of any series for a period of 15 days next preceding the first mailing of notice of redemption of Notes of such series to be redeemed or (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

Except under the limited circumstances described below, Notes represented by a Global Note will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive registered form. Owners of beneficial interests in Global Notes, including members of, or participants in, the Depositary (“Agent Members”), shall not be considered holders thereof for any purpose under this Indenture. The rights of beneficial holders of such Global Notes shall be exercised only through the Depositary. Each of the Company, the Trustee, any Paying Agent and the Registrar shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding any other provision of this Section 2.10, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Notes of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Notes of such series or if at any time the Depositary for the Notes of a series shall no longer be eligible under this Section 2.10, the Company shall appoint a successor Depositary with respect to the Notes of such series. If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Notes of such series be represented by a Global Note shall no longer be effective and the Company will execute, and the Trustee, upon receipt of an Authentication Order and Officer’s Certificate for the authentication and delivery of definitive Notes of such series, will authenticate and deliver, Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing the Notes of such series, in exchange for such Global Note or Notes.

The Company may at any time and in its sole discretion determine that the Notes of any series issued in the form of one or more Global Notes shall no longer be represented by a Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of an Authentication Order and Officer’s Certificate for the authentication and delivery of definitive Notes of such series, will authenticate and deliver, Notes of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes or Notes representing such series, in exchange for such Global Note or Notes.

The Depositary for such Global Note may surrender such Global Note in exchange in whole or in part for Notes of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Note or Notes of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and

(ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes authenticated and delivered pursuant to clause (i) above.

Upon the exchange in whole of a Global Note for Notes in definitive registered form, in authorized denominations, such Global Note shall be cancelled by the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Depositary for such Global Notes, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(b) Transfers to Non U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non U.S. Person. The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and,

(i) if the Note to be transferred consists of Notes in definitive registered form, (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Registrar, the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an Opinion of Counsel, certifications and other information satisfactory to the Company and the Trustee, and

(ii) if the proposed transferee is or is acting through an Agent Member, upon receipt by the Registrar, the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (i) above and (y) written instructions given in accordance with the procedures of the Registrar and of the Depositary whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Note in definitive registered form or the beneficial interest in the relevant Global Note to be transferred, and shall cancel the Note in definitive registered form or reflect on its books and records the date and a decrease the principal amount of the transferor Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

Through the Distribution Compliance Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the provisions of this Section 2.10(b).

(c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and,

(i) if the Note to be transferred consists of Notes in definitive registered form, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar, the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar, the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i) and written instructions given in accordance with the procedures of the Registrar and of the Depositary, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Note in definitive registered form or the beneficial interest in the relevant Global Note to be transferred, and shall cancel the Note in definitive registered form or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(d) Private Placement Legend.

(i) Except as permitted by the following paragraphs (ii) and (iii), each Note shall (x) be subject to the restrictions on transfer set forth in this Section 2.10 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: AT LEAST ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF

REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar an Opinion of Counsel (which Opinion of Counsel is satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(iii) Upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.07, the Trustee shall authenticate one or more Global Notes representing Exchange Notes of each series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes representing the Initial Notes accepted in the Exchange Offer issued in exchange for the applicable Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend. Initial Notes that remain outstanding after the consummation of an Exchange Offer and Exchange Notes issued in connection with an Exchange Offer shall be treated as a single class of Notes under this Indenture.

(e) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.10, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.10, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.10. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.10.

(f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.10. The Company shall have the right to require the Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.11 Payment of Additional Interest.

(a) Pursuant to and in accordance with the terms of the Registration Rights Agreement, upon the occurrence of a Registration Default, Holders of Notes will be entitled to the payment of additional interest on the Notes at a rate of 0.25% per annum (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum of 0.50% per annum).

(b) Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give notice to the Trustee of the amount of any additional interest due on such Interest Payment Date. The Trustee shall have no duty to calculate or verify the calculation of any additional interest that is payable as determined by the Company.

Section 2.12 Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except to the extent provided for in this Indenture.

Section 2.13 Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon delivery of an Authentication Order, the Trustee shall authenticate and deliver a new Note of the same series, maturity date, interest rate and Original Issue Date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof and in the case of mutilation or defacement shall surrender the Note to the Trustee.

Upon the issuance of any substitute Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of mutilated or defaced Notes), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes of such series duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.14 Cancellation of Notes; Destruction Thereof. All Notes surrendered for exchange for Notes of the same series or for payment, redemption, or registration of transfer, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes held by it in accordance with the Trustee’s customary cancellation procedures and, upon request, will deliver a certificate of disposition to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.15 Temporary Notes. Pending the preparation of definitive Notes for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Notes for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Notes of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes of such series but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by or on behalf of the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes of such series and thereupon temporary Notes of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Notes of such series an equal aggregate principal amount of definitive Notes of the same series having authorized denominations. Until so exchanged, the temporary Notes of any series shall be entitled to the same benefits under this Indenture as definitive Notes of such series, unless the benefits of the temporary Notes are limited pursuant to this Indenture.

Section 2.16 CUSIP and ISIN Numbers. The Company in issuing the Notes of any series may use “CUSIP” and “ISIN” numbers, and, if it does so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes of such series and that reliance may be placed only on the other identification numbers printed on the Notes of such series, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number or ISIN number.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01 Optional Redemption.

(a) The Floating Rate Notes will not be redeemable at the Company’s option. The 2032 Notes, the 2052 Notes and the 2062 Notes are not redeemable prior to March 15, 2027 (the “No Call Date”), other than in connection with a Special Mandatory Redemption. Prior to the applicable Par Call Date (or prior to the applicable Stated Maturity Date in the case of the 2024 Notes and the 2025 Notes) and other than in connection with a Special Mandatory Redemption (and, in the case of the 2032 Notes, the 2052 Notes and the 2062 Notes, on or after the No Call Date), each series of Fixed Rate Notes, shall be redeemable in whole or in part at the Company’s option at any time and from time to time at a Redemption Price equal to the greater of (i) 100%

of the principal amount of the series of Fixed Rate Notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the series of Fixed Rate Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) assuming that such series of Fixed Rate Notes matured on the applicable Par Call Date (if any) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (1) plus 30 basis points in the case of the 2024 Notes, (2) plus 30 basis points in the case of the 2024 NC1 Notes, (3) plus 30 basis points in the case of the 2025 Notes, (4) plus 30 basis points in the case of the 2025 NC1 Notes, (5) plus 30 basis points in the case of the 2027 Notes, (6) plus 35 basis points in the case of the 2029 Notes, (7) plus 40 basis points in the case of the 2032 Notes, (8) plus 40 basis points in the case of the 2042 Notes, (9) plus 45 basis points in the case of the 2052 Notes, and (10) plus 50 basis points in the case of the 2062 Notes, plus in each case accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

On and after the applicable Par Call Date (if any), each series of Fixed Rate Notes shall be redeemable at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

Interest on the Notes or portions of Notes so called for redemption shall cease to accrue on and after the Redemption Date together with interest accrued to said date, subject to the satisfaction or waiver of any conditions precedent specified in such notice of redemption, unless the Company defaults in the payment of such Notes at the Redemption Price.

Section 3.02 Special Mandatory Redemption.

(a) In the event that (a) the Merger Agreement is terminated on or at any time prior to July 15, 2023 without the Merger having been consummated, or (b) the Merger is not consummated on or at any time prior to July 15, 2023, the Company will redeem all of the Notes on the Special Mandatory Redemption Date, at a price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate outstanding principal amount of such Notes, plus accrued and unpaid interest thereon from the last date on which interest was paid or, if interest has not been paid, from the Original Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Date.

(b) The Company shall cause the notice of Special Mandatory Redemption to be mailed or otherwise delivered in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the Special Mandatory Redemption to each Holder of Notes at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such notes shall terminate.

(c) Upon the occurrence of the closing of the Merger, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Section 3.03 Purchase of Notes Upon a Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem a series of Notes in full, pursuant to Section 3.01, Holders of Notes of any series shall have the right to require the Company to repurchase all or a portion of such Holders’ Notes, as applicable, pursuant to the offer described in 3.03(b) below (such offer, the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures of the Depositary, a notice to Holders of Notes of any series not redeemed, with a copy to the Trustee, which notice shall set forth the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each holder in accordance with the applicable procedures of the Depositary, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes of any series not redeemed electing to have their Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes of a series properly tendered and not withdrawn under its offer.

(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of a series, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the provisions in this Indenture governing the Change of Control Offer by virtue of any such conflict.

Section 3.04 Notice of Redemption; Partial Redemptions.

Notice of redemption to the Holders of Notes of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, or otherwise delivered in accordance with the applicable procedures of the Depositary, at least 10 days and not more than 60 days prior to the Redemption Date to such Holders of Fixed Rate Notes of such series at their last addresses as they shall appear upon the Note Register. Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the Redemption Date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice or any defect in the notice to the Holder of any Note of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Note of such series held by such Holder to be redeemed, the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the Redemption Date will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Notes of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Note, a new Note or Note of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Notes of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, an Officer’s Certificate setting forth that the conditions precedent in the Indenture to the redemption and the sending of such notice of redemption have been complied with.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or Paying Agent (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the redemption date all the Notes of such series so called for redemption at the appropriate Redemption Price, together with accrued interest to, but excluding, the Redemption Date. The Company will deliver to the Trustee at least 10 days prior to the Redemption Date an Officer’s Certificate (which need not comply with Section 13.05) stating the aggregate principal amount of Notes to be redeemed, the Redemption

Price, and the Redemption Date. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Notes of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair in accordance with the applicable Depositary procedures and any applicable stock exchange, Notes of such series to be redeemed in whole or in part. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes of such series selected for redemption and, in the case of any Notes of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes of any series shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed. If any Note selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption.

Section 3.05 Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue, and, except as provided in Sections 7.05 and 12.04, such Notes shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the Redemption Date; provided, that payment of interest becoming due on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.04 hereof.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate of interest borne by such Note until the principal of such Note shall have been paid or duly provided for.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.06 No Redemption at the Option of Holders; No Sinking Fund. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not be entitled to any sinking fund or analogous requirement. The Company may acquire Notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE IV

COVENANTS OF THE COMPANY

Section 4.01 Payment of Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes of such series (together with any additional amounts payable pursuant to the terms of such Notes) at the place or places, at the respective times and in the manner provided in such Notes and in this Indenture. The interest on Notes (together with any additional amounts payable pursuant to the terms of such Notes) shall be payable only to or upon the written order of the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Note Register of the Company.

Section 4.02 Offices for Payments. So long as any Notes remain Outstanding, the Company will maintain (i) in the Borough of Manhattan, the City of New York, an agency where the Notes of each series may be presented for payment, an agency where the Notes of each series may be presented for exchange, and an agency where the Notes of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Notes of such series pursuant to this Indenture.

The Company will maintain in the Borough of Manhattan, the City of New York, an agency where notices and demands to or upon the Company in respect of the Notes of any series or this Indenture may be served.

The Company will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, the City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

The Company may from time to time designate one or more additional agencies where the Notes of a series may be presented for payment, where the Notes of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and where the Notes of that series may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 4.03 Appointments to fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Notes hereunder.

Section 4.04 Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Notes of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes of such series (whether such sums have been paid to it by the Company or by any other obligor on the Notes of such series) in trust for the benefit of the Holders of the Notes of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes of such series) to make any payment of the principal of or interest on the Notes of such series when the same shall be due and payable, and

(c) that at any time during the continuance of any such failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company will, on or prior to each due date of the principal of or interest on the Notes of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

The Company or any Domestic Subsidiary may act as Paying Agent. If the Company shall act as its own Paying Agent with respect to the Notes of any series, it will, on or before each due date of the principal of or interest on the Notes of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Notes of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Anything in this Indenture to the contrary notwithstanding, but subject to Section 12.01, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.03 and 12.04.

Section 4.05 Written Statement to Trustee. So long as any Notes are Outstanding hereunder, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement covering the previous fiscal year, signed by its principal executive officer, principal financial officer or principal accounting officer (which statement need not comply with Section 13.05), stating that in the course of the performance of their duties as an officer of the Company, they would normally have knowledge of any default by the Company, in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signer has knowledge and the nature thereof.

Section 4.06 Limitation on Liens.

(a) From and after the consummation of the Merger, the Company shall not, and shall not permit any Company Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset, to secure any Debt of the Company, any Company Subsidiary or any other Person, or permit any Company Subsidiary to do so, without securing the Notes equally and ratably with such Debt for as long as such Debt will be so secured, subject to the exceptions set forth in Section 4.06(b).

(b) The foregoing restriction does not apply, with respect to any Person, to any of the following:

(i) liens existing on, or provided for under written arrangements existing as of, the date of the consummation of the Merger;

(ii) liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

(iii) liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

(iv) liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

(v) liens on property incurred in Permitted Sale and Leaseback Transactions;

(vi) liens in favor of only the Parent Guarantor, the Company or one or more subsidiaries of the Parent Guarantor granted by the Company or a subsidiary to secure any obligations owed to the Parent Guarantor, the Company or a subsidiary of the Parent Guarantor;

(vii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

(viii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employment Retirement Income Security Act of 1974, as amended from time to time;

(ix) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(x) liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their subsidiaries, as the case may be, in conformity with GAAP;

(xi) liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent Guarantor, the Company or the books of their subsidiaries, as the case may be, in conformity with GAAP;

(xii) easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Parent Guarantor, the Company or of such subsidiary;

(xiii) liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xiv) liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Parent Guarantor, the Company or any of their subsidiaries from fluctuations in interest rates or currencies;

(xv) liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering the Company’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

(xvi) liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to the Company or any subsidiary rights to distribute such motion pictures, video and television programming, sound recordings or books, including liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements;

(xvii) liens on Securitization Assets securing or transferred pursuant to any Permitted Securitization Financing;

(xviii) liens on motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom (collectively, “Works”) which either (1) existed on such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

(xix) any liens on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by WBD or any of its subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

(xx) liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

(xxi) liens resulting from progress payments or partial payments under United States government contracts or subcontracts; or

(xxii) liens otherwise prohibited by this Section 4.06, securing indebtedness which, together with the value of Attributable Debt incurred in Sale and Leaseback Transactions prohibited by Section 4.07(a) below, do not at any time exceed 10% of the Parent Guarantor’s consolidated total assets (in each case, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that the assets of the Parent Guarantor and its consolidated subsidiaries shall be adjusted to reflect any significant (as determined under Regulation S-X) acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Indenture).

Section 4.07 Limitation on Sale and Leasebacks.

(a) From and after the consummation of the Merger, the Company will not, and will not permit any Company Subsidiary to, enter into any arrangement with any person pursuant to which the Company or any Company Subsidiary leases any property that has been or is to be sold or transferred by the Company or the Company Subsidiary to such person (a “Sale and Leaseback Transaction”), except that a sale and leaseback transaction is permitted if the Company or such Company Subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).

(b) The foregoing restriction does not apply, with respect to any Person, to any of the following transactions (such transactions, “Permitted Sale and Leaseback Transactions”):

(i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(ii) leases between only the Company and a Company Subsidiary or only between Company Subsidiaries; and

(iii) leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Section 4.08 Activities of the Company Prior to Consummation of the Distribution and the Merger. Prior to the consummation of the Distribution and the Merger, the Company will not engage in any business activity or enter into any transaction or agreement, except any activities, transactions or agreements as necessary or appropriate to effectuate the transactions described in the Transaction Documents substantially in accordance with the description of such transactions set forth in the offering memorandum related to the offering of the Notes (including any activities, transactions or agreements (i) in compliance with the interim operating covenant of the

Merger Agreement or (ii) required or permitted by the Separation Plan (as defined in the Separation Agreement)), performing its obligations in respect of the Term Loan Facility, this Indenture and the Notes, redeeming the Notes pursuant to the provisions described under Section 3.02, if applicable, and investing the net proceeds from the offering of the Notes in Eligible Investments, and conducting such other activities as are necessary or appropriate to carry out the activities described above.

Section 4.09 Contribution of the Spinco Business. Prior to the consummation of the Distribution and the Merger, (1) AT&T will convey to the Company or one or more subsidiaries of the Company certain assets and liabilities constituting the Spinco Business and will cause any applicable subsidiary of AT&T to convey to AT&T or its designated subsidiary (other than the Company or any subsidiary of the Company) certain excluded assets and excluded liabilities in order to separate the Spinco Business, in each case, as set forth in and subject to the terms and conditions of the Separation Agreement and in accordance in all material respects with the description of such transactions in the offering memorandum related to the Notes and (2) thereafter, AT&T will transfer all of the equity interests in each of the subsidiaries of AT&T holding certain assets and liabilities of the Spinco Business constituting the Spinco Business, directly or indirectly, to the Company.

Section 4.10 Certain Subsidiaries. If, from and after the consummation of the Merger, any Subsidiary Guarantor and its subsidiaries are subsidiaries of the Parent Guarantor but not subsidiaries of the Company, then such Subsidiary Guarantor and its subsidiaries shall be treated as if they were subsidiaries of the Company for all purposes under this Indenture, including for purposes of the provisions described in Sections 4.06 and 4.07.

ARTICLE V

NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY, GUARANTOR AND THE TRUSTEE

Section 5.01 Company to Furnish Trustee Information as to Names and Addresses of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each series pursuant to Section 312 of the Trust Indenture Act:

(a) semiannually and not more than 15 days after each record date for the payment of interest on such Notes, as hereinabove specified, as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished, provided, that, if and so long as the Trustee shall be the Registrar for such series, such list shall not be required to be furnished.

Section 5.02 Reports by the Company and Guarantor.

(a) Prior to the consummation of the Merger, the Company shall furnish to the Holders of Notes and to prospective investors designated by such Holders, upon the Holders’ request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) From and after the consummation of the Merger, the Company and the Parent Guarantor covenant to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentations, and other reports which the Company or the Parent Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 5.03 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before July 15th in each year following the date hereof, so long as any Notes are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee but no more than 60 nor less than 45 days prior thereto. The Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.

Section 5.04 Preservation of Information; Communication with Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders of Notes received by the Trustee in its capacity as Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c) Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or under the Notes. The Company, the Parent Guarantor, any Subsidiary Guarantor, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default”, with respect to Notes of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of all or any part of the principal or any premium on any of the Notes of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(c) default in the performance, or breach, of any covenant or warranty of the Company or the Parent Guarantor in respect of the Notes of such series or Guarantee (other than a covenant or warranty in respect of the Notes of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor (with a copy to the Trustee) by the Holders of at least 25% in principal amount of the Outstanding Notes of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, that any default in the performance or breach of Section 4.08 will (i) cease to exist and be deemed to have been cured and not to have occurred if, within 30 days following the consummation of the Merger, the Parent Guarantor and the Company are in compliance with all covenants that are applicable from and after the consummation of the Merger and (ii) if the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes of all such series affected thereby shall have delivered a Notice of Default prior to the consummation of the Merger, such Notice of Default shall cease to be effective upon such consummation;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Parent Guarantor or any Subsidiary Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, the Parent Guarantor or for all or substantially all of its property and assets or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company, the Parent Guarantor or any Subsidiary Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or the Parent Guarantor or for any substantial part of its property and assets, or make any general assignment for the benefit of creditors;

(f) a Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor, as applicable, denies or disaffirms its obligations under this Indenture or the applicable Guarantee; or

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Parent Guarantor, the Company or any of their subsidiaries (or the payment of which is guaranteed by the Parent Guarantor, the Company or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default

(i) is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”) and (A) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $400 million or more and (B) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within ten days after there has been given, by registered or certified mail, to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor (with a copy to the Trustee) by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

If an Event of Default described in clause (a) or (b) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all Notes of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c), (f) or (g) occurs and is ongoing, then and in each and every such case, unless the principal of all of the Notes of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes affected thereby, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the entire principal of all Notes of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then and in each and every such case, the entire principal of all the Notes then Outstanding and interest accrued thereon, if any, shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes of any series (or of all the Notes, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of such series (or of all the Notes, as the case may be) and the principal of any and all Notes of such series (or of all the Notes, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes of such series, (or at the respective rates of interest of all the Notes, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover compensation in accordance with Section 7.06 to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Notes, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 6.02 Collection of Debt by the Trustee. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes of any series when the same shall have become due and payable whether upon maturity of the Notes of such series or upon any redemption or by declaration or otherwise—then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Notes of such series the whole amount that then shall have become due and payable on all Notes of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes of such series); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation in accordance with Section 7.06 to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property, or such other obligor or its property, or in case of any other comparable judicial proceedings relative to the Company, or other obligor upon the Notes of any series, or to the creditors or property of the Company, or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation in accordance with Section 7.06 to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Company, or other obligor upon the Notes of any series, or to the creditors or property of the Company, or such other obligor,

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover compensation in accordance with Section 7.06 to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor trustee pursuant to Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Note of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series, may be enforced by the Trustee without the possession of any of the Notes of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Section 6.03 Application of Proceeds. Any moneys or property collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee or any predecessor trustee pursuant to Section 7.06;

SECOND: In case the principal of the Notes of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company, the Parent Guarantor or both, as they are entitled or any other Person lawfully entitled thereto.

Section 6.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.05 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Parent Guarantor, any Subsidiary Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Parent Guarantor, such Subsidiary Guarantor, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

Section 6.06 Limitations on Suits by Noteholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09; it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.07 Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes.

Section 6.09 Control by Holders of Notes. Subject to the provisions of Section 7.02(h) of this Indenture, the Holders of a majority in aggregate principal amount of the Notes of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

Section 6.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of any series as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Notes of such series at the time Outstanding may on behalf of the Holders of all the Notes of such series waive any past default in the performance of any of the covenants contained herein with respect to such series and its consequences, except an uncured default in the payment of the principal of (or premium, if any), or interest on, any of the Notes of that series as and when the same shall become due by the terms of such Notes. In the case of any such waiver, the Company, the Parent Guarantor, and Subsidiary Guarantor, the Trustee and the Holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.11 Trustee to Give Notice of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Notes of any series of which a Responsible Officer of the Trustee has actual knowledge, give notice of all defaults with respect to that series known to the Trustee to all Holders of Notes of such series in the manner and to the extent provided in Section 5.03, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Notes of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of such series.

Section 6.12 Rights of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by their acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Notes of such series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Notes of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Notes of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act and subject to Section 7.01:

(a) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;

(e) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(f) any request, direction, order or demand of the Company, the Parent Guarantor or any Subsidiary Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company, the Parent Guarantor or such Subsidiary Guarantor as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolutions of the Company may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company and any Board Resolutions of any other obligor may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of such other obligor;

(g) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(h) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(i) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(j) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes of all series affected then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company, or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

(k) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; and

(n) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Trustee Not Responsible for Recitals; Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

Section 7.04 Trustee and Agents May Hold Notes; Collections, Etc. The Trustee or any agent of the Company, the Parent Guarantor, any Subsidiary Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company, the Parent Guarantor or such Subsidiary Guarantor and receive, collect, hold and retain collections from the Company, the Parent Guarantor or such Subsidiary Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 7.05 Moneys Held by Trustee. Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company, the Parent Guarantor or any Subsidiary Guarantor or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 7.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing and, except as otherwise expressly provided herein, the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

The provisions of this Section 7.06 shall survive the termination of this Indenture, the payment in full of the Notes, and the resignation or removal of the Trustee.

Section 7.07 Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Disqualification, Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09 Persons Eligible for Appointment as Trustee. The Trustee for each series of Notes hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000 and shall be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 7.10 Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice of such resignation to the Holders of then Outstanding Notes of each series affected at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes of the applicable series for at least six months may, subject to the provisions of Section 6.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company may remove the Trustee with respect to the applicable series of Notes and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note or Notes of such series for at least six months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes of each series at the time Outstanding may at any time remove the Trustee with respect to Notes of such series and appoint a successor trustee with respect to the Notes of such series, with the consent of the Company, by delivering to the Trustee so removed, to the successor trustee so appointed, to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 12.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

If a successor trustee is appointed with respect to the Notes of one or more (but not all) series, the Company, the Parent Guarantor, any Subsidiary Guarantors, the predecessor trustee and each successor trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Notes of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Notes shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 310(a) of the Trust Indenture Act.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof to the Holders of Notes of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee . Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such organization or entity shall be qualified under the provisions of this Article VII and Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes of any series shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE VIII

CONCERNING THE NOTEHOLDERS

Section 8.01 Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee, the Company, the Parent Guarantor and any Subsidiary Guarantor, if made in the manner provided in this Article.

Section 8.02 Proof of Execution of Instruments and of Holding of Notes. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 8.01 is made by the Company.

Section 8.03 Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company, or the Trustee may deem and treat the Person in whose name any Note shall be registered upon the Note Register for such series as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on, such Note and for all other purposes; and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon their order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable.

Section 8.04 Notes Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes of any or all series have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

Section 8.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes affected by such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures without the Consent of Holders. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, the Parent Guarantor, any Subsidiary Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders, for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes of one or more series any property or assets;

(b) to evidence the succession of another Person to the Company, the Parent Guarantor or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company, the Parent Guarantor or any Subsidiary Guarantor pursuant to Article X;

(c) to add to the covenants of the Company, the Parent Guarantor or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such series to waive such an Event of Default;

(d) to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture or in any supplemental indenture or the Notes, or to conform this Indenture or any supplemental indenture or the Notes to the description of the Notes set forth in the “Description of notes” section of the offering memorandum related to the Notes;

(e) to provide for or add guarantors for the Notes of one or more series;

(f) to establish the form or terms of Notes of any series as permitted by this Indenture;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.11;

(h) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of Notes, as herein set forth;

(i) to make any change to the Notes of any series so long as no Notes of such series are Outstanding; and

(j) to make any other change that does not adversely affect the rights of the Holders of the Notes in any material respect (as determined in good faith by the Company).

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of any series affected by such supplemental indenture, the Company, the Parent Guarantor, any Subsidiary Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Note so affected,

(a) extend the final maturity of any Notes of such series;

(b) reduce the principal amount of, or premium, if any, on any Notes of such series;

(c) reduce the rate or extend the time of payment of interest on any Notes of such series;

(d) reduce the amount payable upon the redemption of any Notes of such series;

(e) change the currency of payment of principal of, or premium, if any, or interest on, any Notes of such series;

(f) change the provisions relating to the waiver of past defaults or change or impair the right of Holders to receive payment or to institute suit for the enforcement of any payment or conversion of any Notes of such series on or after the due date therefor;

(g) reduce the above-stated percentage of outstanding Notes of such series the consent of whose Holders is necessary to modify or amend or to waive certain provisions of or defaults under this Indenture;

(h) waive a default in the payment of principal of or interest on the Notes;

(i) modify any of the provisions of this Section 9.02, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Note of such series affected by the modification;

(j) reduce the amount of Notes whose Holders must consent to a supplemental indenture;

(k) reduce the amount payable upon the repurchase of any Note of such series or change the time at which any Note of such series may be repurchased pursuant to Section 3.03(a) whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(l) make any change to a Guarantee in any manner materially adverse to the Holders of Notes of such series (as determined in good faith by the Company).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of Holders of Notes of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

Upon the request of the Company, accompanied by an Officer’s Certificate and an Opinion of Counsel, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Section 8.01, the Trustee shall execute such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes), in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, waiver or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

Promptly after the execution of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give a notice thereof to the Holders of then Outstanding Notes of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Note Register, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Parent Guarantor, any Subsidiary Guarantor and the Holders of Notes of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article IX complies with the applicable provisions of this Indenture.

Section 9.05 Notes Affected by Supplemental Indentures. Notes of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of that series then Outstanding.

ARTICLE X

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.01 Company and Parent Guarantor May Consolidate, Merge, Etc., On Certain Terms. Neither the Company nor, from and after the consummation of the Merger, the Parent Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

(a) (1) the Company or the Parent Guarantor is the surviving entity, as applicable, or (2) the Person formed by such consolidation or into which the Company or the Parent Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Parent Guarantor substantially as an entirety, if other than the Company or the Parent Guarantor,

(i) shall be a corporation, limited liability company, partnership or trust,

(ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and

(iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company or the Parent Guarantor, as applicable, to be performed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or the Parent Guarantor) formed by such consolidation or into which the Company or the Parent Guarantor shall have been merged or by the Person which shall have acquired the Company’s or the Parent Guarantor’s assets;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary Guarantor as a result of such transaction as having been incurred by the Company or such Subsidiary Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c) if as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this Section 10.01, properties or assets of the Company or the Parent Guarantor or any of its subsidiaries would become subject to any Lien that would not be permitted by Section 4.06 without equally and ratably securing the Notes, the Parent Guarantor or the Company or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the Notes equally and ratably with, or prior to, all indebtedness secured by those Liens as described above; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

The conditions of (a)(ii) above shall not apply in the case of a corporation or entity not organized under the laws of the United States of America, any State thereof or the District of Columbia which shall agree, in form satisfactory to the Trustee, (i) to subject itself to the jurisdiction of the United States district court for the Southern District of New York and (ii) to indemnify and hold harmless the holders of all Notes against (A) any tax, assessment or governmental charge imposed on such holders by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal or interest on such Notes and which would not have been so imposed and withheld had such consolidation, merger, sale or conveyance not been made and (B) any tax, assessment or governmental charge imposed on or relating to, and any costs or expenses involved in, such consolidation, merger, sale or conveyance.

The restrictions in this Section 10.01 shall not apply to (i) the merger or consolidation of the Company or the Parent Guarantor with one of its affiliates, if the Board of Directors of the Company determines in good faith that the purpose of such transaction is principally to change the Company’s or the Parent Guarantor’s State of incorporation or convert the Company’s or the Parent Guarantor’s form of organization to another form, or (ii) the merger of the Company or the Parent Guarantor with or into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware, if applicable.

Nothing contained in this Article shall apply to, limit or impose any requirements upon the consolidation or merger of any Person into the Company or the Parent Guarantor where the Company or the Parent Guarantor, as applicable is the survivor of such transaction, or the acquisition by the Company or the Parent Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company or the Parent Guarantor).

The limitations or the other requirements specified above shall not apply to the Merger or otherwise to the transactions contemplated by the Transaction Documents.

Section 10.02 Successor Company Substituted. Upon any consolidation of the Company or the Parent Guarantor with, or merger of the Company or the Parent Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Parent Guarantor substantially as an entirety in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company or the Parent Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE XI

GUARANTEE

Section 11.01 Unconditional Guarantee. The Parent Guarantor and each Subsidiary Guarantor hereby fully and unconditionally guarantees (such guarantee to be referred to herein as the “Guarantee”), on a senior unsecured basis, to each Holder of a Note issued by the Company, authenticated and delivered by the Trustee, the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable in accordance with the terms of such Note and this Indenture. The Parent Guarantor and each Subsidiary Guarantor hereby agrees that in the event of an Event of Default its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note of any series or this Indenture, any failure to enforce the provisions of any Note of any series or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Note of any series or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Parent Guarantor or such Subsidiary Guarantor, increase the principal amount of any Note or the interest rate thereon or increase any premium payable upon redemption thereof. The Parent Guarantor and each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to such Note except by payment in full of the principal thereof and any premium and interest thereon or as provided in this Article XI, Article XII or Section 10.02. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Parent Guarantor, or any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Parent Guarantor, or such Subsidiary Guarantor any amount paid by the Company or the Parent Guarantor, or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor, and each Subsidiary Guarantor further agrees that, as between the Parent Guarantor and each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

The Parent Guarantor and each Subsidiary Guarantor also agrees, to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Guarantee.

The Parent Guarantor and each Subsidiary Guarantor hereby waives any right of set off which the Parent Guarantor or such Subsidiary Guarantor, as the case may be, may have against the Holder of any Note in respect of any amounts which are or may become payable by such Holder to the Company.

The Parent Guarantor and each Subsidiary Guarantor shall be subrogated to all rights of the Holders of any series of Notes and the Trustee against the Company in respect of any amounts paid to such Holders and the Trustee by the Parent Guarantor and each Subsidiary Guarantor pursuant to the provisions of the Guarantee; provided, however, that neither the Parent Guarantor nor any Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on all of the Notes of such series shall have been paid in full.

No past, present or future stockholder, officer, director, employee or incorporator of the Parent Guarantor or any Subsidiary Guarantor shall have any personal liability under the Guarantee set forth in this Section 11.01 by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

The Guarantee set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to any Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 11.02 Notations of Guarantee Not Required. Neither the Company, the Parent Guarantor, nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

Section 11.03 Release of Conditional Parent Guarantor.

(a) Upon the consummation of the Merger, the Guarantee by AT&T as a Parent Guarantor will be automatically, irrevocably and unconditionally released in all respects, AT&T shall have no further obligations or responsibilities under this Indenture or the Notes and the Guarantee by AT&T as a Parent Guarantor shall automatically terminate and be discharged and have no further force and effect without any action on the part of the Trustee, the Holders of the Notes, the Company, or AT&T as a Parent Guarantor under this Indenture. Following consummation of the Merger, the Guarantee by AT&T as a Parent Guarantor shall not be subject to reinstatement under any circumstances and the Holders of the Notes and the Trustee shall forever discharge AT&T from any claim or liability with respect to the Guarantee by AT&T as a Parent Guarantor.

(b) The Trustee shall deliver such instruments or other document as may be reasonably requested by AT&T or by the Company evidencing the irrevocable release, discharge and termination of the Guarantee by AT&T as a Parent Guarantor following the consummation of the Merger. AT&T or the Company, as applicable, shall provide written confirmation to the Trustee of the occurrence of the consummation of the Merger in connection with any such request.

Section 11.04 Limitation of Guarantor’s Liability. The obligations of each Subsidiary Guarantor shall be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

Section 11.05 Future Guarantors.

(a) In connection with the Merger, substantially concurrently with the consummation of the Merger, the Company shall cause WBD to, by supplemental indenture substantially in the form attached to this Indenture as Exhibit D (which the Company and the Trustee shall countersign), effective upon the date of the consummation of the Merger, become party to this Indenture and guarantee payment of the Notes as a Parent Guarantor.

(b) Guarantee by Subsidiaries of the Parent Guarantor. Upon and after the consummation of the Merger, the Parent Guarantor will cause (1) each wholly-owned Domestic Subsidiary (other than the Company) that is a borrower or that guarantees the payment of any Debt under the Senior Credit Facilities and (2) each wholly-owned Domestic Subsidiary (other than the Company) that is a borrower or issuer or that guarantees the payment of any Material

Debt, to execute and deliver to the Trustee within 30 days a supplemental indenture substantially in the form attached to this Indenture as Exhibit D (which the Company and the Trustee shall countersign), pursuant to which such wholly-owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under this Indenture.

(c) Release of Subsidiary Guarantor. Notwithstanding the foregoing provisions of this Section 11.05, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of such Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of this Indenture, if as a result of such transaction such Subsidiary Guarantor is no longer a Parent Subsidiary, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the Subsidiary Guarantee of such Subsidiary Guarantor or if as a result of the release of the subsidiary guarantee of such Subsidiary Guarantor, will be) released from all of its obligations as borrower or its obligations under its guarantee of any Debt under the Senior Credit Facilities or any Material Debt (it being understood that a release subject to contingent reinstatement is still a release, and that if any such guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to this Section 11.05), (iii) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company or the Parent Guarantor or another Subsidiary Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or the Parent Guarantor or another Subsidiary Guarantor, (iv) concurrently with such Subsidiary Guarantor ceasing to constitute a Domestic Subsidiary of the Parent Guarantor, (v) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of the Notes, or (vi) upon payment in full of the aggregate principal amount of all of the Notes then outstanding and all other subsidiary guaranteed obligations then due and owing (provided that the obligations of each Subsidiary Guarantor hereunder shall be reinstated if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its Subsidiary Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made). Upon any such occurrence specified in this Section 11.05, and delivery of an Officer’s Certificate to the Trustee, the Trustee shall execute any documents reasonably requested by the Company (at the Company’s expense) in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

ARTICLE XII

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 12.01 Discharge of Liability on Notes. When (a) the Company or the Parent Guarantor delivers to the Trustee all Outstanding Notes or all Outstanding Notes of any series, as the case may be, theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Notes or Notes of such series, as the case may be, and coupons, if any, which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.13, (ii) coupons, if any, appertaining to the Notes or Notes of such series, as the case may be, called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 3.05 and (iii) Notes or Notes of such series, as the case may be, and coupons, if any, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Parent Guarantor and thereafter repaid to the Company or the Parent Guarantor or discharged from such trust, as provided in Section 2.14) for cancellation or (b) all Outstanding Notes have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company or the Parent Guarantor deposits with the Trustee (i) cash sufficient to pay at stated maturity the principal of and interest on Outstanding Notes or all Outstanding Notes of such series (other than Notes replaced pursuant to Section 2.13), or (ii) such amount of Governmental Obligations (or a combination of amounts deposited in (i) and (ii)), and if in either case the Company or the Parent Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect as to all Outstanding Notes or all Outstanding Notes of any series, as the case may be, except for those provisions which expressly survive by their terms. The Trustee shall join in the execution of proper instruments prepared by the Company or the Parent Guarantor acknowledging satisfaction and discharge of this Indenture on demand of the Company or the Parent Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 12.02 Repayment to the Company. At the request of the Company or the Parent Guarantor, the Trustee and the Paying Agent shall return to the Company or the Parent Guarantor on Company Order any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such paying agent, before being required to make any such return, shall, at the expense and direction of the Company or the Parent Guarantor, cause to be published once in an Authorized Newspaper in each place of payment of or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money then remaining will be returned to the Company or the Parent Guarantor. After return to the Company or the Parent Guarantor, Holders entitled to the money must look to the Company or the Parent Guarantor for payment as general creditors unless an applicable abandoned property law designates another person.

Section 12.03 Option to Effect Defeasance or Covenant Defeasance. The Company or the Parent Guarantor may, by Board Resolution, at its option, at any time, with respect to any series of Notes, elect to have either Section 12.04 or Section 12.05 be applied to all of the Outstanding Notes of any series (the “Defeased Notes”), upon compliance with the conditions set forth in this Article XII.

Section 12.04 Defeasance and Discharge. Upon the Company’s or the Parent Guarantor’s exercise under Section 12.03 of the option applicable to this Section 12.04, the Company or the Parent Guarantor shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below in Section 12.06 are satisfied (hereinafter “defeasance”). For this purpose, such defeasance means that the Company or the Parent Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Sections 2.10, 2.13, 2.14, 2.15, 4.01, 4.02, 4.04, 7.06, 7.10 and 12.02 of this Indenture and to have satisfied all its other obligations under such series of Notes and this Indenture and cured all existing Events of Default insofar as such series of Notes are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same). Subject to compliance with this Article XII, the Company or the Parent Guarantor may exercise its option under this Section 12.04 notwithstanding the prior exercise of its option under Section 12.05 with respect to a series of Notes.

Section 12.05 Covenant Defeasance. Upon the Company’s or the Parent Guarantor’s exercise under Section 12.03 of the option applicable under this Section 12.05, the Company or the Parent Guarantor shall be released from its obligations under Sections 3.03, 4.05, 4.06, 4.07, 4.08, 4.09, 11.05 and Article X with respect to the Defeased Notes on and after the date the conditions set forth below in Section 12.06 are satisfied (hereinafter “covenant defeasance”), and the Defeased Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences if any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company or the Parent Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article described in this Section 12.05, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article described in this Section 12.05 or by reason of any reference in any such Section or Article described in this Section 12.05 to any other provisions herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

Section 12.06 Conditions to Defeasance or Covenant Defeasance . The following shall be the conditions to application of either Section 12.04 or Section 12.05 to a series of outstanding Notes.

(a) The Company or the Parent Guarantor shall have irrevocably deposited with the Trustee, in trust, (i) sufficient funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts to pay the principal of and interest to stated maturity (or redemption) on, the Notes of such series, or (ii) such amount of Governmental Obligations (or a combination of amounts deposited in (i) and (ii)), as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, and interest to stated maturity (or redemption) on, the Notes of such series.

(b) The Company or the Parent Guarantor shall (i) have delivered an opinion of counsel that the Holders of the Notes of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred or (ii) in the case of an election under Section 12.04 the Company or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that (A)

the Company or the Parent Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the holders of Outstanding Notes of that particular series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge had occurred.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, member, officer or director, past, present or future as such, of the Company, of the Parent Guarantor, of any Subsidiary Guarantor or of any predecessor or successor Person, either directly or through the Company, the Parent Guarantor, any Subsidiary Guarantor or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, members, officers or directors as such, of the Company, of the Parent Guarantor, of any Subsidiary Guarantor or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, member, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

Section 13.02 Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the Holders of the Notes any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 13.03 Successors and Assigns of Company and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements contained in this Indenture by or on behalf of the Company, the Parent Guarantor or Subsidiary Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 13.04 Notices and Demands on Company, Parent Guarantor, Trustee and Holders of Notes. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company, the Parent Guarantor or Subsidiary Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) (i) prior to the consummation of the Merger, c/o AT&T Inc., 208 S. Akard Street, 18th Floor, Dallas, Texas 75202, fax: (214) 653-2578, email: gg5478@att.com, Attention of the Senior Vice President and Treasurer with a copy to the Assistant Vice President – Senior Legal Counsel, Securities, AT&T Legal Department, 208 S. Akard Street, Room 2908, Dallas, Texas 75202, email: lr057@att.com, and (ii) following the consummation of the Merger, c/o Discovery, Inc., 230 Park Avenue South, New York, New York 10003; Attention: Investor Relations. Any notice, direction, request or demand by the Company, the Parent Guarantor, any Subsidiary Guarantor or any Holder of Notes to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at U.S. Bank Trust Company, National Association, Corporate Trust Services, One Federal Street, 10th Floor, Boston, Massachusetts 02110 Attn: K. Beard (Magallanes, Inc.).

Where this Indenture provides for notice to Holders of Notes, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at their last address as it appears in the Note Register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company, the Parent Guarantor, or any Subsidiary Guarantor when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice of any event to Holders of Notes when said notice is required to be given pursuant to any provision of this Indenture or of the Notes, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Neither the failure to give notice, nor any defect in any notice so given, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes given as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.05 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company, the Parent Guarantor or a Subsidiary Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company, the Parent Guarantor or a Subsidiary Guarantor, as applicable, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company, Parent Guarantor or a Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, Parent Guarantor or a Subsidiary Guarantor, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, Parent Guarantor or a Subsidiary Guarantor, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company, Parent Guarantor or Subsidiary Guarantor, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, Parent Guarantor or a Subsidiary Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 13.06 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Notes of any series or the Redemption Date or repayment of any such Note, or the last day on which a Holder has the right to convert any Note, shall not be a Business Day, then payment of interest or principal, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date, and no interest shall accrue for the period after such date.

Section 13.07 Conflict of Any Provision of Indenture With Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act, such incorporated provision shall control.

Section 13.08 New York Law to Govern. This Indenture and each Note shall be deemed to be a contract under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Section 13.09 Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT GUARANTOR, EACH SUBSIDIARY GUARANTOR, THE HOLDERS OF SECURITIES, THE NOTE REGISTRAR, THE PAYING AGENT, THE CALCULATION AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, company order, Opinion of Counsel, Note, amendment, notice, direction, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Article II or elsewhere in this Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Company, Parent Guarantor and any Subsidiary Guarantor each assume all risks arising out of the use of electronic signatures and electronic methods to send any communications to the Trustee, including without limitation the risk of the Trustee acting in good faith on an unauthorized notice and the risk of interception or misuse by third parties.

Section 13.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.12 Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee, member or officer of the Company, the Parent Guarantor, or any Subsidiary Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee, member or officer of any corporation or other entity that shall at the time be the lawful successor of the Company, the Parent Guarantor, or such Subsidiary Guarantor.

Section 13.13 Severability. In case any one or more of the provisions contained in this Indenture or in the Notes of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.14 Assignment. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned subsidiary of the Company with the written consent of the parties hereto, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations, subject to Section 10.01 of this Indenture. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

MAGALLANES, INC.,
as Issuer

By:	/s/ Andrew B. Keiser
Name: Andrew B. Keiser
Title: Vice President and Assistant Treasurer of Magallanes, Inc. and AT&T Inc.

AT&T INC.,
prior to the Merger, as Parent Guarantor

By:	/s/ Andrew Keiser
Name: Andrew B. Keiser
Title: Vice President and Assistant Treasurer of AT&T Inc.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

EXHIBIT A

FORM OF INITIAL NOTE

[Private Placement Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: AT LEAST ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Global Note Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MAGALLANES, INC.

[•]% [Floating Rate] Senior Notes Due [•]

CUSIP No.: [144A CUSIP: [•]] [Reg S CUSIP: [•]]
No. [•]	ISIN No.: [144A ISIN: [•]] [Reg S ISIN: [•]]
$[•]

MAGALLANES, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $             (the “Principal”) on [•].

Interest Payment Dates: [•] [, [•],[•]]1 and [•] (each, an “Interest Payment Date”), commencing on [•], 20[•].

Regular Record Dates: [•] [, [•],[•]]2 and [•] (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MAGALLANES, INC.

By:
Name:
Title:

[1]	Insert for Floating Rate Notes
[2]	Insert for Floating Rate Notes

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [•], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Name:
Title:

(REVERSE OF NOTE)

MAGALLANES, INC.

[•]% [Floating Rate] Senior Notes Due [•]

1. Interest.

MAGALLANES, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note [at the rate per annum shown above]3[at a rate equivalent to Compounded SOFR (as defined in the Indenture), as determined on the applicable Interest Payment Determination Date (as defined in the Indenture), plus 1.78% per annum]4. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2022. The Company will pay interest [semi-annually]5[quarterly]6 in arrears on each Interest Payment Date, commencing [September 15, 2022]7[June 15, 2022]8. [Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.]9[Interest on this Note will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined in the Indenture).]10 If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day [unless such next succeeding Business Day is in the next succeeding calendar month, in which case the Company will make the interest payment on the immediately preceding Business Day, in each case]11 with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

Pursuant to and in accordance with the terms of the Registration Rights Agreement, upon the occurrence of a Registration Default, Holders of Notes will be entitled to the payment of additional interest on the Notes at a rate of 0.25% per annum (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum of 0.50% per annum).

[3]	Insert for Fixed Rate Notes.
[4]	Insert for Floating Rate Notes.
[5]	Insert for Fixed Rate Notes.
[6]	Insert for Floating Rate Notes.
[7]	Insert for Fixed Rate Notes.
[8]	Insert for Floating Rate Notes.
[9]	Insert for Fixed Rate Notes.
[10]	Insert for Floating Rate Notes.
[11]	Insert for Floating Rate Notes.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3. Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4. Indenture.

The Company issued the Notes under an Indenture, dated as of March 15, 2022 (the “Indenture”), among the Company, the Parent Guarantor and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

The Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5. Optional Redemption.

[The Notes are redeemable, other than in connection with a Special Mandatory Redemption, in whole or in part, at the option of the Company, at any time and from time to time, at the Redemption Price described in the Indenture.]12 [The Notes are redeemable, other than in connection with a Special Mandatory Redemption, in whole or in part, at the Company’s option, at any time after the No Call Date, at the Redemption Price described in the Indenture.] 13 [The Notes are not redeemable at the Company’s option.] 14

6. Special Mandatory Redemption.

In the event that (a) the Merger Agreement is terminated on or at any time prior to July 15, 2023 without the Merger having been consummated, or (b) the Merger is not consummated on or at any time prior to July 15, 2023, then the Company will redeem the Notes on the Special Mandatory Redemption Date, at the Special Mandatory Redemption Price, plus accrued and unpaid interest on the Notes from the last date on which interest has been paid, or, if interest has not been paid from the Original Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the Regular Record Date. Upon the occurrence of the closing of the Merger, the foregoing provision regarding Special Mandatory Redemption will cease to apply.

7. Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

8. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among

[12]	Omit with respect to the Spinco Debt Securities and the Floating Rate Notes.
[13]	Insert for the 2032 Notes, the 2052 Notes and the 2062 Notes (“Spinco Debt Securities”).
[14]	Insert with respect to the Floating Rate Notes.

other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9. Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10. Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Parent Guarantor at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11. Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

12. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of the Notes in any material respect (as determined in good faith by the Company).

13. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class), except as otherwise provided in the Indenture, may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15. No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, the Parent Guarantor, any Subsidiary Guarantor or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint         agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CHECK ONE BOX BELOW

(1)    ☐    This Note is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(2)    ☐    This Note is being transferred outside the United States to a Non-U.S. Person in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.10 of the Indenture shall have been satisfied.

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF EXCHANGE NOTE

[Global Note Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MAGALLANES, INC.

[•]% [Floating Rate] Senior Notes Due [•]

CUSIP No.: [144A CUSIP: [•]] [Reg S CUSIP: [•]]

No. ISIN No.: [144A ISIN: [•]] [Reg S ISIN: [•]]

$

MAGALLANES, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $             (the “Principal”) on [•].

Interest Payment Dates: [•] [, [•],[•]]15 and [•] (each, an “Interest Payment Date”), commencing on [•], 20[•].

Regular Record Dates: [•] [, [•],[•]]16 and [•] (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MAGALLANES, INC.

By:
Name:
Title:

[15]	Insert for Floating Rate Notes
[16]	Insert for Floating Rate Notes

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [•], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Name:
Title:

(REVERSE OF NOTE)

MAGALLANES, INC.

[•]% [Floating Rate] Senior Notes Due [•]

1. Interest.

MAGALLANES, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note [at the rate per annum shown above]17[at a rate equivalent to Compounded SOFR (as defined in the Indenture), as determined on the applicable Interest Payment Determination Date (as defined in the Indenture), plus 1.78% per annum]18. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2022. The Company will pay interest [semi-annually]19[quarterly]20 in arrears on each Interest Payment Date, commencing [September 15, 2022]21[June 15, 2022]22. [Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.]23[Interest on this Note will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined in the Indenture).]24 If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day [unless such next succeeding Business Day is in the next succeeding calendar month, in which case the Company will make the interest payment on the immediately preceding Business Day, in each case]25 with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

[17]	Insert for Fixed Rate Notes.
[18]	Insert for Floating Rate Notes.
[19]	Insert for Fixed Rate Notes.
[20]	Insert for Floating Rate Notes.
[21]	Insert for Fixed Rate Notes.
[22]	Insert for Floating Rate Notes.
[23]	Insert for Fixed Rate Notes.
[24]	Insert for Floating Rate Notes.
[25]	Insert for Floating Rate Notes.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Regular Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3. Paying Agent.

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4. Indenture.

The Company issued the Notes under an Indenture, dated as of March 15, 2022 (the “Indenture”), among the Company, the Parent Guarantor and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

The Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5. Optional Redemption.

[The Notes are redeemable, other than in connection with a Special Mandatory Redemption, in whole or in part, at the option of the Company, at any time and from time to time, at the Redemption Price described in the Indenture.]26 [The Notes are redeemable, other than in connection with a Special Mandatory Redemption, in whole or in part, at the Company’s option, at any time after the No Call Date, at the Redemption Price described in the Indenture.] 27 [The Notes are not redeemable at the Company’s option.] 28

6. Change of Control Offer to Repurchase.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

7. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

8. Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

9. Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Parent Guarantor at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

[26]	Omit with respect to the Spinco Debt Securities and the Floating Rate Notes.
[27]	Include for the 2032 Notes, the 2052 Notes and the 2062 Notes (“Spinco Debt Securities”).
[28]	Insert with respect to the Floating Rate Notes.

10. Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of the Notes in any material respect (as determined in good faith by the Company).

12. Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class), except as otherwise provided in the Indenture, may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

13. Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

14. No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, the Parent Guarantor, any Subsidiary Guarantor or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.03 of the Indenture, check the box☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the other

side of this Note)

Signature

Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT C

Form of Regulation S Certificate

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

[address]

Attention: 29

Re:	MAGALLANES, INC (the “Company”)

[    ]% [Floating Rate] Senior Notes due [    ], 20[    ] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

[29]	Insert successor address or Trustee, as applicable.

7. We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate: _________________, 20__

Exhibit D

Form of Supplemental Indenture in Respect of Guarantees

SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “[Parent] [Subsidiary] Guarantor”), [name of Company] (the “Company”), and each other then-existing Parent Guarantor or Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and [name of Trustee], as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, AT&T Inc., as Parent Guarantor, and the Trustee have heretofore become parties to an Indenture, dated as of March 15, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes;

WHEREAS, Section [_________] of the Indenture provides that the Company is required to cause the [Parent] [Subsidiary] Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the [Parent] [Subsidiary] Guarantors shall guarantee the due and punctual payment of the principal of and any premium and interest on such Note, when and as the same shall become due and payable in accordance with the terms of such Note and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, each [Parent] [Subsidiary] Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such [Parent] [Subsidiary] Guarantor is dependent on the financial performance and condition of the Company, and the obligations hereunder of which such [Parent] [Subsidiary] Guarantor has guaranteed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the [Parent] [Subsidiary] Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. [The][Each] [Parent] [Subsidiary] Guarantor hereby agrees, jointly and severally with [all] [any] other [Parent] [Subsidiary] Guarantors and fully and unconditionally, to guarantee the due and punctual payment of the principal of and any premium and interest on the Notes, when and as the same shall become due and payable in accordance with the terms of such Note and this Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a [Parent] [Subsidiary] Guarantor.

3. Termination, Release and Discharge. [The][Each] [Parent] [Subsidiary] Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the][each] [Parent] [Subsidiary] Guarantor shall be released and discharged from all obligations in respect of such [Parent] [Subsidiary] Guarantee, as and when provided in Section 11.05 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the][each] [Parent] [Subsidiary] Guarantor’s Guarantee or any provision contained herein or in Article XI of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the [Parent] [Subsidiary] Guarantor.

8. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

9. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR(S)],
as [Parent] [Subsidiary] Guarantor

By:
Name:
Title:

[NAME OF COMPANY]

By:
Name:
Title:

[NAME OF TRUSTEE],
as Trustee

By:
Name:
Title: